EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements on Form S-3 and Form S-8 of our reports dated February 27, 2015, relating to the consolidated financial statements and financial statement schedules of The Hartford Financial Services Group, Inc. (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the retrospective adjustment of the accompanying consolidated financial statements and financial statement schedules to reflect discontinued operations) and the effectiveness of The Hartford Financial Services Group, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of The Hartford Financial Services Group, Inc. for the year ended December 31, 2014.

Form S-3 Registration No.	Form S-8 Registration Nos.
333-190506	333-105707
333-49170
333-105706
333-34092
033-80665
333-12563
333-125489
333-157372
333-160173
333-168537
333-197671

DELOITTE & TOUCHE LLP
Hartford, Connecticut
February 27, 2015

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